Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 23, 2021, with respect to the financial statements of ORIC Pharmaceuticals, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, CA

March 21, 2022